EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-33424 of OMI Corporation on Form S-3 of our report dated February 17, 2000 (March 15, 2000 as to Notes 4 and 11), appearing in this Annual Report on Form 10-K/A of OMI Corporation for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP
New York, New York

April 14, 2000